UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of principal executive offices)	49424 (Zip Code)

Registrant’s telephone number, including area code (616) 820-1444

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01       Other Events

Macatawa Bank Corporation (the "Company") reported today that it has withdrawn its application to participate in the Treasury's TARP Capital Purchase Program. Since the submission of the Company's application, TARP has evolved and changed significantly. In light of these changes and the Company's demonstrated ability to raise private capital, the Board of Directors and senior management team have determined that it would not be in the best interest of the Company's shareholders to participate in the TARP program.

As recently as in the fourth quarter of 2008 the Company has shown its ability to raise private capital if that becomes necessary or appropriate. Management believes this is a better alternative for the Company and shareholders should the need to raise additional capital arise in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2009	MACATAWA BANK CORPORATION (Registrant) By: /s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer